UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 
Securities registered pursuant to Section 12(b) of the Act:

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 15, 2020, the Compensation Committee of the Board of Directors of Apollo Endosurgery, Inc., or the Company, approved a comprehensive plan to continue to preserve the Company’s liquidity given the ongoing business disruptions resulting from the international efforts to contain the spread of COVID-19. As part of this plan, the base salaries of all employees whose annual base salary is at least $100,000 were capped at a pay rate equivalent to $100,000, including the Company’s Chief Executive Officer, Chief Financial Officer and other executive officers, effective April 16, 2020.
Item 7.01 Regulation FD Disclosure

Due to the continued business disruptions from the international efforts to contain the spread of COVID-19, the Compensation Committee of the Board of Directors approved a comprehensive plan to preserve the Company’s liquidity. Combined with the previously implemented cost reduction measures described in Item 9B of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 26, 2020, the liquidity preservation plan is intended to offset the negative impacts of the ongoing COVID-19 pandemic on the Company’s cash flow and results of operations.

As part of this plan, the Company furloughed 57 U.S. employees and reduced the employment arrangements of an additional 34 employees outside the United States, effective April 20, 2020. The furloughed U.S. employees will continue to be participants in the Company’s benefits program and the Company will continue to pay the employer portion of their benefits and will advance the employee portions of their benefits until July 15, 2020. While the Company’s intention is for the furlough of employees to be temporary, the adopted furlough program does not have a specific end date and the Company will continue to evaluate business conditions to determine when to recall individual or groups of furloughed employees. In addition, as part of the plan, the Company reduced pay for all employees whose annual base salary is at least $100,000 to a pay rate equivalent to $100,000, effective April 16, 2020. The Company’s intention is for the reductions in salary to be temporary; however, the duration of the salary reductions is indefinite due to the uncertain duration of the current COVID-19 business disruption.

On April 3, 2020, the Company applied for a loan under the Small Business Administration’s Paycheck Protection Program, or PPP, established under the Coronavirus Aid, Relief, and Economic Security Act. The Company has not yet been approved for, or received any funds under, any loans under the PPP.

The disclosure set forth in Item 5.02 above is incorporated by reference into and furnished under this Item 7.01. The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	April 20, 2020
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer